Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby / David Burke
212-896-1214 / 212-896-1236 / 212-896-1258
jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

AMPAL-AMERICAN ISRAEL CORPORATION SUCCEFULLY COMPLETES NOTE OFFERING TO INSTITUTIONAL INVESTORS IN ISRAEL

Company Increases Total Amount of Offering

Tel Aviv, Israel – April 17, 2008 - Ampal-American Israel Corporation - (NASDAQ: AMPL) announced that it has successfully completed the institutional stage of its previously announced note offering in Israel. To meet demand for the notes, Ampal has increased the size of the offering and accepted offers totaling 466 million NIS (approximately $134 million) which is the maximum amount Ampal is permitted to accept at this time in accordance with Israeli law. The notes will carry an annual interest rate of 6.75% and are linked to the Israeli consumer price index.

Ampal has amended its previously filed prospectus, increasing the total offering (institutional and public) to 450 million NIS (approximately $129 million), with an optional increase of up to 20%.

The Company plans to provide additional details regarding the public phase of the offering in Israel as soon as such details are available.

As previously reported, Midroog Ltd. (an affiliate of Moody's Investors Service) granted a rating of A2 (subject to certain conditions) to the note offering up to an amount of $176.5 million.

Yosef Maiman, The Chairman, President and CEO of Ampal stated that "we are pleased with the successful offering to the Israeli institutional investors and consider it a vote of confidence of the Israeli financial market in Ampal, especially considering the current financial climate."

The debt offering is made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The notes have not been and will not be registered under the U.S. securities laws, or any state securities laws, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes. Further, this press release shall not constitute any offer, solicitation or sale of any of the notes in any jurisdiction in which such offering sold would be unlawful.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.